UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2017

ECO-STIM ENERGY SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

Nevada	31104	20-8203420
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2930 W. Sam Houston Pkwy N., Suite 275, Houston, TX (Address of principal executive offices)	77043 (Zip Code)

281-531-7200 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.02; Item 3.03 Termination of a Material Definitive Agreement; Material Modification to Rights of Security Holders.

As previously disclosed, on March 3, 2017, Eco-Stim Energy Solutions, Inc. (the “Company”) entered into an Amended and Restated Convertible Note Facility Agreement (the “Note Agreement”) with FT SOF VII Holdings, LLC (“Fir Tree”). The Note Agreement was executed in connection with Fir Tree’s purchase from ACM Emerging Markets Master Fund I, L.P. and ACM Multi-Strategy Delaware Holding LLC (collectively, “ACM”) of the Company’s outstanding 14% convertible notes due 2018 in the aggregate principal amount of $22,000,000 issued to ACM in 2014 (the “Existing ACM Note”) and 2,030,436 shares of the Company’s outstanding common stock, par value $0.001 per share (“Common Stock”) held by ACM. Pursuant to the terms of the Note Agreement, the Company issued to Fir Tree a secured promissory note (the “Amended and Restated Convertible Note”) in a principal amount of $22 million, which replaces the Existing ACM Note, and a secured promissory note (the “New Convertible Note,” and together with the Amended and Restated Convertible Note, the “Notes”) in a principal amount of approximately $19.4 million, representing an additional $17 million aggregate principal amount of convertible notes purchased from the Company by Fir Tree on March 6, 2017 and approximately $2.4 million principal amount of convertible notes issued to Fir Tree in payment of accrued and unpaid interest on the Existing ACM Note acquired by Fir Tree from ACM. The foregoing description is a summary of the Note Agreement, does not purport to be complete and is qualified in its entirety by reference to the full text of the Note Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

On June 20, 2017, the Company converted the Notes into Common Stock at a price of $1.40 per share, and issued 29,538,786 shares of Common Stock to Fir Tree (the “Conversion”), upon the Company receiving stockholder approval at the Annual Meeting of Stockholders of the Company on June 15, 2017. As such, all obligations under the Note Agreement and Notes have been deemed paid in full and the Note Agreement and the Notes have been terminated. No termination penalty or fee was incurred in connection with the termination of the Notes Agreement. The Conversion reduced the Company’s debt by approximately $41.4 million. Upon the issuance of the 29,538,786 shares of Common Stock, Fir Tree beneficially owns 31,569,222 shares of Common Stock, or approximately 70.84% of the Company’s outstanding shares of common stock that were issued and outstanding on May 15, 2017, as reported in the Company’s Quarterly Report on Form 10-Q for the three months ended March 31, 2017, and a change of control of the Company occurred.

The Common Stock issued to Fir Tree in connection with the conversion are restricted securities. Pursuant to the Registration Rights Agreement, dated March 3, 2017, by and between the Company and Fir Tree, Fir Tree has certain registration rights with respect to the shares of Common Stock held by Fir Tree, including those shares of Common Stock issued upon the Conversion.

Item 5.01 Changes in Control of the Registrant.

The information set forth in Item 3.03 of this Current Report on Form 8-K is incorporated herein by reference.

As a result of the Conversion, a change of control of the Company has occurred.

Pursuant to the Amended and Restated Stockholder Rights Agreement, date March 3, 2017 (the “A&R Stockholder Rights Agreement”), Fir Tree has the right to nominate three members of the Company’s Board of Directors (the “Board”). Messrs. David Proman, Andrew Teno and Andrew Colvin, employees of Fir Tree, were appointed to the Board pursuant to the A&R Stockholder Rights Agreement, and were reelected to the Board at the Annual Meeting of Stockholders of the Company on June 15, 2017. A director nominated by Fir Tree may only be removed, with or without cause, upon Fir Tree’s written request. Fir Tree also has the right to designate for nomination a substitute designee should a vacancy on the Board be created due to the death, disability, retirement, resignation or removal of any of its previously appointed designees. At this time, the Company is not aware of any arrangements or understandings that have been made in respect to a change of directors.

Security Ownership of Certain Beneficial Owners

The following table shows the beneficial ownership of the Company’s Common Stock as of June 21, 2017, by each person known by us to be the beneficial owner of more than 5% of our Common Stock, each of our directors and nominees, each of our named executive officers, and our named executive officers and directors as a group. Unless otherwise indicated, the business address of each person listed is in care of 2930 W. Sam Houston Pkwy N., Suite 275, Houston, TX 77043. The percentages in the table are computed using a denominator consisting of the shares of outstanding Common Stock as of June 21, 2017 plus the number of shares of Common Stock issuable upon the exercise of all outstanding options, warrants, rights or conversion privileges held by each holder which are exercisable within 60 days of June 21, 2017. Except as otherwise indicated, the persons listed below have sole voting and investment power with respect to all shares of our Common Stock owned by them, except to the extent that power may be shared with a spouse.

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Name and Address of Beneficial Owner	Number of Shares		Percentage of Class(1)
5% Stockholders:
FT SOF VII Holdings, LLC	31,569,222	(2)	70.5%
Bienville Argentina Opportunities Master Fund, LP	2,979,534	(3)	6.7%
Directors and Executive Officers:
Bjarte Bruheim	657,332		1.5%
Chairman of the Board
Jon Christopher Boswell	485,861		1.1%
Director, President and Chief Executive Officer
Carlos Fernandez	329,811		*
Executive Vice President-Corporate Business Development and General Manager- Latin America
Bobby Chapman	176,000		*
Chief Operating Officer
Alexander Nickolatos	183,848		*
Chief Financial Officer and Assistant Secretary
Christopher Krummel	58,700		*
Director
Andrew Teno	—		*
Director
David Proman	—		*
Director
Andrew Colvin	—		*
Director
Donald Stoltz	2,979,534	(4)	*
Director
All officers and directors as a group	1,891,552	(5)	4.2%
Total	36,440,307		80.4%

* less than 1%

(1)	For each stockholder, this percentage is determined by assuming the named stockholder exercises all options which the stockholder has the right to exercise within 60 days of April 21, 2017, but that no other person exercises any options.

(2)	Jeffrey Tannenbaum, as the Chairman of the board of directors of Fir Tree Inc., may be deemed a beneficial owner with voting and investment control over the shares held by Fir Tree. The business address of Fir Tree and Fir Tree Inc. is 55 West 46th Street, New York, New York 10036.

(3)	Represents 1,471,838 shares held by Bienville Argentina Opportunities Master Fund, LP and 1,507,696 shares held by Bienville Argentina Opportunities Fund 2.0, LP (collectively, the “Bienville Argentina Funds”) as disclosed in the 13D filed with the SEC on April 14, 2017 by the Bienville Argentina Funds, Donald Stoltz and certain affiliated parties. The business address of Bienville is 521 Fifth Avenue, 35th Fl, New York City, NY 10175.

(4)	Represents 2,979,534 shares owned by the Bienville Argentina Funds as disclosed in the 13D filed with the SEC on April 14, 2017 by the Bienville Argentina Funds, Donald Stoltz and certain affiliated parties. As the portfolio manager of the registered investment adviser to the Bienville Argentina Funds, Mr. Stoltz could be deemed to indirectly beneficially own the shares held by the Bienville Argentina Funds. Mr. Stoltz disclaims beneficial ownership of the shares, except to the extent of his pecuniary interest therein. The address of Mr. Stoltz is 521 Fifth Avenue, 35th Fl, New York City, NY 10175.

(5)	Excludes shares that could be deemed to be indirectly beneficially owned by Donald Stoltz.

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Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 16, 2017, the Company entered into an employment agreement with its Executive Vice-President of Business Development and General Manager South America, Carlos A. Fernandez (the “Employment Agreement”).

The Employment Agreement provides for an initial Base Salary (as defined in the Employment Agreement) of $312,000 per year and a target annual bonus equal to a maximum of one hundred percent (100%) of Mr. Fernandez’s Base Salary. In the event the Company involuntarily terminates Mr. Fernandez’s employment without Cause or Mr. Fernandez terminates his employment with the Company for Good Reason (each as defined in the Employment Agreement and in each case, a “Termination Event”), and subject to Mr. Fernandez delivering to the Company an executed Release (as defined in the Employment Agreement), the Employment Agreement provides for a payment of an amount equal to his Base Salary payable for one year (the “Severance Payment”), at the rate in effect immediately before the Termination Event. The Severance Payment is payable in a lump sum on the first payroll date on or immediately after the sixtieth (60th) day following the Termination Date (as defined in the Employment Agreement), provided that the Release has become effective on such date in accordance with its terms. Equity or equity-based awards will be treated in accordance with the applicable plan and award agreement.

The Employment Agreement also contains covenants regarding non-competition, non-solicitation, conflicts of interest, confidentiality and work product, among other terms and conditions.

The foregoing description of the Employment Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Employment Agreement, which is filed as Exhibit 10.2 hereto.

As previously disclosed, on June 15, 2017, at the annual meeting of stockholders (“Annual Meeting”) of Eco-Stim Energy Solutions, Inc. (the “Company”), the Company’s stockholders approved the Second Amendment (the “Second Amendment”) to the Eco-Stim Energy Solutions, Inc. 2015 Stock Incentive Plan (the “Plan”) to increase the number of shares authorized for delivery thereunder by an additional 5,000,000 shares and clarify the intended scope of certain limitations set forth in the Plan. As a result, the Second Amendment became effective as of June 15, 2017.

A copy of the Second Amendment is attached hereto as Exhibit 10.3 and is incorporated herein by reference. The foregoing summary is qualified in its entirety by the complete terms and conditions of the Second Amendment and the Plan. A description of the material terms of the Plan, as amended by the Second Amendment, was included in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on May 15, 2017, which was later supplemented on June 8, 2017.

Item 9.01 Regulation FD Disclosure.

(d) Exhibits.

Exhibit Number	Description
10.1	Amended and Restated Convertible Note Facility Agreement, dated as of March 3, 2017, by and between Eco-Stim Energy Solutions, Inc. and FT SOF VII Holdings, LLC (Incorporated by reference to the Company’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on March 9, 2017.)

10.2	Employment Agreement by and between Eco-Stim Energy Solutions, Inc. and Carlos A. Fernandez, effective as of April 1, 2017.

10.3	Second Amendment to the Eco-Stim 2015 Stock Incentive Plan.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECO-STIM ENERGY SOLUTIONS, INC.

By:	/s/ Jon Christopher Boswell
Jon Christopher Boswell
President and Chief Executive Officer

Date: June 21, 2017

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